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                                                                    EXHIBIT 23.5



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 10, 1997, with respect to the financial statements of Valley Industries, Inc. included in Post-Effective Amendment No. 1 of its Registration Statement (Form S-4, No. 333-49011) and related Prospectus of Advanced Accessory Systems, LLC and AAS Capital Corporation for the registration of $125,000,000 of their 9 3/4% Series B Senior Subordinated Notes due 2007.



                                         /s/ Ernst & Young LLP



Detroit, Michigan


April 22, 1999